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                                                                     EXHIBIT 11

                         BUFFETS, INC. AND SUBSIDIARIES

                 CALCULATION OF BASIC (LOSS) EARNINGS PER SHARE

                    (In thousands, except per share amounts)


                                  January 1,  December 31,   December 30,
                                    1997         1997           1998
                                  ----------  ------------   ------------

(Loss) net earnings.............   $(7,203)     $28,598        $39,351
                                   =======      =======        =======

Weighted average common
  shares outstanding............    45,068       45,257         45,346
                                   =======      =======        =======

(Loss) net earnings
  per share.....................     $(.16)        $.63           $.87
                                   =======      =======        =======



                CALCULATION OF DILUTED (LOSS) EARNINGS PER SHARE

                    (In thousands, except per share amounts)

                                  January 1,  December 31,   December 30,
                                    1997         1997           1998
                                  ----------  ------------   ------------

(Loss) net earnings.............   $(7,203)     $28,598        $39,351

Interest on convertible
 subordinated notes
 (after tax) ...................                  1,786          1,794
                                   -------      -------        -------

(Loss) income available to
 common shareholders and
 assumed conversion.............   $(7,203)     $30,384        $41,145
                                   =======      =======        =======


Weighted average common
 shares outstanding.............    45,068       45,257         45,346

Dilutive effect of:
 Convertible subordinated
 notes..........................                  3,556          3,556

 Stock options..................                    327            824
                                   -------      -------        -------

Common shares assuming
 dilution.......................    45,068       49,140         49,726
                                   =======      =======        =======

(Loss) net earnings
 per share......................     $(.16)        $.62           $.83
                                   =======      =======        =======